CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Global Multi-Alternatives Fund:

We consent to the use of our report dated November 22, 2016, with respect to the financial statements and financial highlights of Oppenheimer Global Multi-Alternatives Fund as of September 30, 2016, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/KPMG LLP

KPMG LLP

Denver, Colorado

January 25, 2017